Exhibit 99.2

PRESS RELEASE	EAGLE BANCORP, INC.
FOR IMMEDIATE RELEASE	CONTACT:
Michael T. Flynn
May 1, 2012	301.986.1800

EAGLE BANCORP, INC. ANNOUNCES AT THE MARKET EQUITY OFFERING

BETHESDA, MD.  Eagle Bancorp, Inc. (NASDAQ: EGBN) (the “Company”), the parent company of EagleBank, Bethesda, Maryland (the “Bank”), announced today that it has filed a prospectus supplement under which it may from time to time sell up to $35,000,000 of its common stock pursuant to an “at the market” equity offering program. The shares would be offered through Sandler O’Neill + Partners, L.P. as sales agent. Sales, if any, would be made in transactions that are deemed to be “at the market” offerings, including sales made directly on The Nasdaq Capital Market or sales made to or through a market maker other than on an exchange or by privately negotiated transactions. The Company intends to use the proceeds from any sales for general corporate purposes, including but not limited to contribution of capital to its subsidiaries, including the Bank, to support organic growth, de novo branching and opportunistic acquisitions, should appropriate acquisition opportunities arise. The Company does not currently have any agreements, arrangements or understandings regarding any possible acquisitions.

The Company has filed a prospectus supplement to its existing shelf registration statement on file with the Securities and Exchange Commission (the “SEC”) (SEC File No. 333-160956) for the offering of common stock described in this communication. Sales in the offering, if any, would be made pursuant to the prospectus supplement, dated May 1, 2012, to the Company’s base prospectus, dated August 7, 2009. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the at the market offering and other documents the Company has filed with the SEC for more complete information about it and the at the market offering program. You may obtain the prospectus supplement and the related base prospectus by visiting EDGAR on the SEC website at www.sec.gov or the sales agent will arrange to send you the prospectus supplement and the related base prospectus if you request it by contacting Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, or by phone at 1-866-805-4128.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to sell any security of the Company, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering may be made only by means of a prospectus supplement and related base prospectus.

About Eagle Bancorp: The Company is the holding company for EagleBank which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and conducts full service commercial banking through sixteen offices, located in Montgomery County, Maryland, Washington, D.C., Arlington County, Virginia, and Fairfax County,

Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

Forward-looking Statements: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. Examples of forward-looking statements include, but are not limited to, expectations as to the sale of securities and the use of proceeds of the at the market offering. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in other periodic and current reports filed with the SEC.  Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.